Exhibit 10.8

                               MARKETING AGREEMENT

Agreement dated March 12, 1996 by and between REUTERS NEWMEDIA INC., with its principal office located at 1700 Broadway, New York, New York 10019 ("Reuters"), and Sportsline USA, Inc. with its principal office at 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309 ("Sportsline").

1.       DEFINITIONS

         1.1. "Affiliate" means, with respect to any given Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

         1.2. "AGREEMENT" means this agreement, as it may be amended from time to time in accordance with Section 15.6.

         1.3. "BUSINESS DAY" means a day that banks are open for business in New York City.

         1.4. "CONTENT" means text, information, data, images (still and moving) and sound recordings.

         1.5. "CONTROL" over a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other equity interest, representation on its board of directors or body performing similar functions, by contract or otherwise. The terms "Controlling" and "Controlled" will have corollary meanings.

         1.6. "CUSTOMIZED SITE" means a version of the Sportsline Service that is only available to a Reuters Subscriber accessing the Sportsline Site from a Reuters Product.

         1.7. "DAMAGES" means liabilities, damages, awards, settlements, losses, claims and expenses, including reasonable attorney's fees and expenses and costs of investigation.

         1.8. "FOREIGN SPORTS SERVICE" means (a) any Internet service, including a site on the World Wide Web (other than the Internet services currently provided by Sportsline), (b) any wireless service, or (c) any proprietary on-line service, in each case only to the extent that such service provides sports news and/or information targeted at, and is primarily marketed and sold to persons located in, a specific country or region outside the United States.

         1.9.     "INCLUDING" means including but not limited to.

         1.10. "Intellectual PROPERTY RIGHTS" means any patent, design right, copyright, trademark, service mark (and any application or registration respecting the foregoing), database right, trade secret, know-how and/or other present or future intellectual property right of any type, wherever in the world enjoyable.

         1.11. "Laws " means applicable laws, regulations, rules or orders of any government, administrative authority or court.


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         1.12.    "Mirror Site " shall mean an Internet site which contains the exact form and Content (including identical pages) of a parent Internet site which (i) is located at a geographic location distinct from such parent Internet site and (ii) is created for the purpose of improving performance and accessibility to such parent Internet site PROVIDED, that the term "Mirror Site" shall not include any Intemet site which is licensed to or otherwise controlled by an on-line service provider.

         1.13. "Person" means any individual, corporation, limited-liability company, partnership. firm, joint venture, association, joint-stock company, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         1.14. "Reuters Competitor" means Dow Jones, Inc., Bloomberg, Knight-Ridder, Agence France Presse, The Associated Press, United Press International, Inc., Telerate, Inc., Global Financial Information Corp., Individual, Inc. or M.A.I.D, and any entity that is engaged as a significant part of its business in the provision of financial news and data.

         1.15. "Reuters Product" means any Reuters product or service, including the Reuters RT.

         1.16. "Reuters Subscriber " means any Person that receives any Reuters Product.

         1.17. "Sportsline Content" means all Content created by Sportsline employees and owned exclusively by Sportline, and all Content provided to Sportsline by third parties that Sportsline is allowed to redistribute through Reuters without additional cost or expense to Sportsline for granting such redistribution rights.

         1.18. "Sportsline Site " means the Sportsline World Wide Web site that provides sports news, information and related services located at URL http://www.sportsline.com and any existing or future Mirror Sites to such site.

2.       TERM

         2.1. This Agreement will take effect on March 12, 1996, and, unless terminated earlier pursuant to Section 14, will terminate on March 12, 2001 (the "Term").

3.       FOREIGN SPORTS SERVICE

         3.1. For each Foreign Sports Service that Sportsline considers launching during the Term, it shall provide Reuters with a 60 day exclusive negotiation period, during which Sportsline shall negotiate only with Reuters with respect to: (a) the provision of non-United States sports news and information to be included in such a Service; (b) the branding of such a Service; and (c) an investment in such a Service, PROVIDED that Sportsline may also negotiate with other parties approved by Reuters, which approval shall not be unreasonably withheld. All such negotiations shall be conducted in good faith between the parties.

         3.2. In the event that the parties are unable to reach an agreement with respect to the Foreign Sports Service, Sportsline may not, in any event, enter into an agreement with

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                  another Person on terms that are equivalent to, or less
                  favorable to Sportsline than, the terms offered by Reuters, unless Sportsline has offered Reuters a reasonable opportunity to agree to those terms.

4.       CUSTOMIZED SITE

         4.1. The parties shall negotiate in good faith an agreement pursuant to which Sportsline will develop the Customized Site such that if a Reuters Subscriber accesses the Sportsline Site, the Customized Site will be displayed. This agreement shall contain provisions under which Reuters is paid a share of the revenue from such Customized Site. Sportsline's obligations are subject to the technological feasibility of providing the Customized Site.

         4.2. If Sportsline develops the Customized Site as provided herein, Sportsline shall not, during the Term, configure the Sportsline Site to provide a service similar to the Customized Site to any Reuters Competitor.

5.       USE OF SPORTSLINE CONTENT

         5.1. Sportsline agrees that it will grant Reuters the exclusive right to redistribute Sportsline Content within a Reuters Product as part of a sports news service. The parties shall negotiate in good faith an agreement setting forth, among other things, the royalty to be paid by Reuters to Sportsline for inclusion of the Sportsline Content in a Reuters product or service. The grant of rights will not prohibit Sportsline from providing Sportsline Content to the Sportsline Site or from licensing Sportsline Content to any Web Site or online services, PROVIDED that such other Web Site or online services is not owned or operated by a Reuters Competitor, and PROVIDED further that such Content is not provided by Sportsline as part of a general sports news service.

         5.2. Sportsline shall use its best efforts to enter into agreements with third Person Content providers that permit Sportsline to grant Reuters the rights of redistribution set forth in
                  Section 5.1.

6.       SUPPLY OF REUTERS CONTENT

         6.1. In the event that Sportsline seeks to license Content specifically related to sports outside the United States for use in the Sportsline Site or for use in any other Sportsline venture in the United States, then PROVIDED such Content is already owned, licensed or produced by Reuters, Sportline shall provide Reuters with reasonable notice thereof and an opportunity to make a proposal for the provision of such Content. Sportsline agrees that if the Reuters proposal is equivalent to, or better than, a proposal received from a third Person, Sportsline shall license such Content from Reuters. Nothing herein shall prohibit Sportsline from obtaining any content covered by this Section 6.1 from any third Person to the extent such content is already available to Sportsline under agreements with such third parties.

7.       LIMITATION OF LIABILITY

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         7.1.     Neither party will be liable for any failure to perform any obligation hereunder, or from any delay in the performance thereof, due to causes beyond its control, including industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, fire or other casualty.

         7.2. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING. EACH PARTY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION MADE BY THE OTHER.

         7.3. Under no circumstances will either party, its Affiliates or their respective officers, directors, employees be liable for any indirect, incidental, special or consequential damages with respect to each party's obligations under this Agreement, regardless of whether such damages could have been foreseen or prevented.

8.       REPRESENTATIONS AND WARRANTIES

         8.1. Sportsline represents and warrants to Reuters as of the date hereof that:

                  (a) The execution, delivery and performance by Sportsline of this Agreement do not and will not (i) violate the organizational documents of Sportsline, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Sportsline or to a loss of any benefit to which Sportsline is entitled under, any agreement or other instrument binding upon Sportsline or any license, franchise, permit or other similar authorization held by Sportsline.

                  (b) To the best of Sportsline's knowledge, the Sportsline Content to be provided to Reuters hereunder does not violate the Intellectual Property Rights of any third Person.

         8.2. Reuters hereby represents and warrants to Sportsline as of the date hereof that:

                  (a) The execution, delivery and performance by Reuters of this Agreement do not and will not (i) violate the organizational documents of Reuters, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, or (iii) require any notice or consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Reuters or to a loss of any benefit to which Reuters is entitled under, any agreement or other instrument binding upon Reuters or any license, franchise, permit or other similar authorization held by Reuters.

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         (b)      To the best of Reuters knowledge, any Reuters content to be provided to Sportline hereunder does not violate the Intellectual Property Rights of any third person.

9.       INDEMNIFICATION

         9.1. Sportsline will indemnify and hold the Reuters Group and officers, directors and employees harmless from and against any and all Damages resulting from or arising out of (a) the Sportsline Site or any other activities of Sportsline, including infringement by any Sportsline Content of any third Person Intellectual Property Rights; (b) any misrepresentation or breach of representation or warranty of Sportsline contained herein; or (c) any breach of any covenant or agreement to be performed by Sportsline hereunder.

         9.2. Reuters will indemnify and hold Sportsline and its Affliates and their respective officers, directors and employees harmless from and against any and all Damages resulting from or arising out of (a) the Reuters Products or any activities of Reuters, including infringement by any Reuters Content of any third Person Intellectual Property Rights, (b) any misrepresentation or breach of representation or warranty of Reuters contained herein; or (c) any breach of any covenant or agreement to be performed by Reuters hereunder.

10.      TERMINATION

         10.1. In addition to any other remedy available at law or in equity, either party may terminate this Agreement immediately, in whole or in part, without further obligation to the other party in the event of:

                  (a) any breach of this Agreement by the other party that is not remedied within 30 days notice of such breach in writing; or

                  (b) the other party's making an assignment for the benefit of its creditors, the filing of a voluntary or involuntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with the other party, or the appointment of a trustee or receiver for the other party or its property.

11.      GENERAL

         11.1. Nothing will be deemed to limit or restrict Reuters from entering into agreements with any other Person covering services similar to the Sportsline Site or from offering such similar services itself, PROVIDED, that Sportsline shall be relieved from its obligations hereunder to the extent Reuters enters into an agreement with a competitor of Sportline with respect to the subject matter of this Agreement or in the event Reuters offers a service that is competitive with the Sportsline Site.

         11.2. Neither party will make or issue any external press statement regarding the terms of this

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                  Agreement unless (a) it has received the express written
                  consent of the other party, which will not be unreasonably withheld or (b) it is required to do so by Law or REGULATION.

         11.3. This AGREEMENT AND ANY AND ALL ADDENDA, schedules or exhibits attached hereto represent the entire agreement of the parties regarding the subject matter hereof. There are no other oral or written collateral representations, agreements, or understandings regarding the subject matter hereof.

         11.4. This Agreement will be deemed to have been executed and delivered in the State of New York and it will be governed by and construed in accordance with the laws of New York.

         11.5. All notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission or similar writing) and will be given to such party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for such purposes. Each such notice, request or other communication will be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation of receipt is obtained or
                  (ii) if given by any other means, when received at the address specified below.

                  To Reuters:
                  Reuters NewMedia Inc.
                  I 700 Broadway
                  New York, New York 10019
                  (212) (Facsimile)
                  Attn: Senior Vice President

                  With a copy to:
                  Reuters America Inc.
                  I 700 Broadway
                  New York, New York 10019
                  (212) 307-9175 (Facsimile)
                  Attn: General Counsel

                  To Sportsline:
                  Sportsline USA, Inc.
                  N.W. 5th Way
                  Fort Lauderdale, Florida 33309
                  Attn: President
                  (954) 351-2170 (Facsimile)

         11.6. This Agreement will be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors and assigns. Neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other, PROVIDED that either party may assign this Agreement to any Affiliate without the necessity of obtaining consent from the other party.

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         11.7.    There is no joint venture, partnership, agency or fiduciary relationship existing between the parties and the parties do not intend to create any such relationship by this Agreement.

         11.8. This Agreement may not be amended, modified or superseded, nor may any of its terms or conditions be waived unless expressly agreed to in writing by both parties. The failure of either party at any time or times to require full performance of any provision hereof will in no manner affect the right of such party at a later time to enforce the same.

         11.9. If any provision or term of this Agreement, not being of a fundamental nature, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not be affected.

         11.10. The provisions of Section 8 and any and all disclaimers and indemnities contained herein or in any schedules to this Agreement will survive the termination of this Agreement.

REUTERS NEWMEDIA INC.                                      SPORTSLINE USA, INC.

By:                                                    By: /s/ MICHAEL LEVY
   ----------------------                                     ------------------
Title: Executive Vice President                            Title: President
Date: 3/11/96                                              Date: 3/11/96

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